                                                                  EXHIBIT (K)(6)

                     FORM OF SHAREHOLDER SERVICING AGREEMENT

         SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of May [ ], 2007, between Pioneer Investment Management, Inc. ("Pioneer Investment Management") and UBS Securities LLC ("UBS Securities").

         WHEREAS, Pioneer Diversified High Income Trust (the "Trust") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

         WHEREAS, Pioneer Investment Management is the investment adviser of the Trust; and

         WHEREAS, Pioneer Investment Management desires to retain UBS Securities to provide shareholder servicing and market information with respect to the Trust, and UBS Securities is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. Pioneer Investment Management hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services:

         (a) At the request of and as specified by Pioneer Investment Management, undertake to make available public information pertaining to the Trust on an ongoing basis and to communicate to investors and prospective investors the Trust's features and benefits (including arranging periodic seminars or conference calls, responding to questions from current or prospective shareholders and contacting specific shareholders, where appropriate).

         (b) At the request of and as specified by Pioneer Investment Management, make available to investors and prospective investors market price, net asset value, yield and other information regarding the Trust (provided that services shall not include customary market research information provided by UBS Securities or its registered broker-dealer affiliates in the ordinary course of their business), if reasonably obtainable, for the purpose of maintaining the visibility of the Trust in the investor community.

         (c) At the request of Pioneer Investment Management, provide certain economic research and statistical information and reports, if reasonably obtainable to Pioneer Investment Management or the Trust and consult with representatives of Pioneer Investment Management and/or Trustees of the Trust in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Trust's market performance; and (ii) comparative information regarding the Trust and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Trust and such other companies and (z) other relevant performance indicators. Except as legally required, such information and reports may not be quoted or referred to, orally or in writing, reproduced or disseminated by Pioneer Investment Management, Inc., the Trust or any of their affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld.

         (d) At the request of Pioneer Investment Management, provide information to and consult with Pioneer Investment Management and/or the Board of Trustees of the Trust with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Trust, conversion of the Trust to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

         (e) At the request of Pioneer Investment Management, UBS Securities shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Pioneer Investment Management; provided, however, that pending termination of this Agreement as provided for in
Section 5 hereof, any such limitation or cessation shall not relieve Pioneer Investment Management of its payment obligations pursuant to Section 2 hereof.

2. Pioneer Investment Management will pay UBS Securities a fee computed [daily] and payable quarterly at an annualized rate of 0.10% of the Trust's managed assets (as defined in the Prospectus for the Trust, dated May [__], 2007). Fees payable hereunder shall be subject to the sales charge limits of the NASD, Inc., and shall not exceed [___]% of the aggregate offering price in the initial public offering of the common shares of the Trust (the "Offering") (the "Maximum Fee Amount").

3. Pioneer Investment Management acknowledges that the services of UBS Securities provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

         Except to the extent legally required (after consultation with, and in the case of UBS Securities' advice (other than as required by a court order) with the approval as to form and substance by, UBS Securities and its counsel), neither (i) the name of UBS Securities nor (ii) any advice rendered by UBS Securities to Pioneer Investment Management or the Trust in connection with the services performed by UBS Securities pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii), reproduced or disseminated, by Pioneer Investment Management, the Trust or any of their affiliates or any of their agents, without the prior written consent of UBS Securities.

4. Nothing herein shall be construed as prohibiting UBS Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers). In addition, nothing herein shall be construed as prohibiting UBS Securities and its affiliates, in the ordinary course of business, from trading the securities of the Trust for its own account and for the accounts of customers or from holding at any time a long or short position in such securities. Neither this Agreement nor the performance of the services hereunder shall be considered to constitute a partnership, association or joint venture between UBS Securities and Pioneer Investment Management. In addition, nothing herein shall be construed to constitute UBS Securities as the agent or employee of Pioneer Investment Management or Pioneer Investment Management as the agent or employee of UBS Securities, and neither party shall make any representation to the contrary.

5. This Agreement shall continue coterminously with and so long as the Investment Advisory Agreement, dated May [ ], 2007, remains in effect between the Trust and Pioneer Investment Management, or any similar investment advisory agreement with a successor in interest or affiliate of Pioneer Investment Management remains in effect, as, and to the extent, that such investment advisory agreement is renewed periodically in accordance with the 1940 Act; provided, however, that this



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

Agreement shall automatically terminate if further payments to UBS Securities would cause the total amount of underwriting compensation in connection with the Offering to exceed the Maximum Fee Amount. This Agreement may not be assigned, except by operation of law or in connection with the sale of all or substantially all of the assets, business or equity securities of one of the parties hereto, without the other party's prior consent.

6. Pioneer Investment Management will furnish UBS Securities with such information as UBS Securities believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Pioneer Investment Management recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy, completeness or reasonableness of the Information and such other information. The Information to be furnished by Pioneer Investment Management when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Pioneer Investment Management will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Securities.

7. It is understood that UBS Securities is being engaged hereunder as an independent contractor solely to provide the services described above to Pioneer Investment Management and to the Trust and that UBS Securities is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of, Pioneer Investment Management, the Trust, the current or future shareholders of the Trust or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. Pioneer Investment Management agrees that UBS Securities shall have no liability to Pioneer Investment Management or the Trust for any act or omission to act by UBS Securities in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Securities. Pioneer Investment Management agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES AGREES THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS SECURITIES' ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF

NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF PIONEER INVESTMENT MANAGEMENT AND UBS SECURITIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. Pioneer Investment Management and UBS Securities each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. Pioneer Investment Management hereby agrees that it will not provide any of the information provided by UBS Securities hereunder to the Trust or the Board of Trustees of the Trust without the Trust first executing and delivering to UBS Securities an acknowledgment in the form attached hereto as Exhibit A.

13. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Securities and Pioneer Investment Management.

14. All notices required or permitted to be sent under this Agreement shall be sent, if to Pioneer Investment Management:

                  Pioneer Investment Management, Inc.
                  60 State Street
                  Boston, Massachusetts  02109
                  Attention: Chief Legal Officer

or if to UBS Securities:

                  UBS Securities LLC
                  299 Park Avenue
                  New York, New York  10171
                  Attention: Syndicate Department

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

15. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.




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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.

                                            PIONEER INVESTMENT MANAGEMENT, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            UBS SECURITIES LLC


                                            By:
                                                --------------------------------
                                                Name:  Todd A. Reit
                                                Title: Managing Director



                                            By:
                                                --------------------------------
                                                Name:  John Key
                                                Title: Executive Director





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



                                    EXHIBIT A

                             FORM OF ACKNOWLEDGEMENT

                      Pioneer Diversified High Income Trust
                                 60 State Street
                           Boston, Massachusetts 02109


[Date]

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Attention: [  ]


         Re:      Shareholder Servicing Agreement


Dear Sir or Madam:

         Reference is made to the Shareholder Servicing Agreement (the "Agreement"), dated as of May [ ], 2007, between Pioneer Investment Management, Inc. ("Pioneer Investment Management") and UBS Securities LLC ("UBS Securities"). We hereby acknowledge that, with respect to any services, information or advice provided to us or to our Board of Trustees by UBS Securities under the Agreement, we will be subject to the provisions of Sections 3, 4, 6, 7, 9, 10 and 11, the provisions in the last sentence of Section 1(c) and first sentence of Section 8, and the limitation on liability in the second paragraph of the Indemnification Agreement attached to the Agreement to the same extent applicable to Pioneer Investment Management.

Very truly yours,


PIONEER DIVERSIFIED HIGH INCOME TRUST



By:
    ----------------------------------
    Name:
    Title:

                  UBS SECURITIES LLC INDEMNIFICATION AGREEMENT

                                                                    May 30, 2007

UBS Securities LLC
299 Park Avenue
New York, New York 10171

         In connection with the engagement of UBS Securities LLC ("UBS Securities") to advise and assist the undersigned (the "Company") as set forth in the Agreement dated May [ ], 2007 between the Company and UBS Securities (the "Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Pioneer Diversified High Income Trust (the "Trust") made public by or as authorized by the Trust or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with or arising out of the Agreement or the services to be provided thereunder, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement or the services to be provided thereunder (a "Covered Claim"), except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the negligence or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse UBS Securities for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Securities has been retained to perform financial services bears to the fees paid to UBS Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Securities is an actual or potential party to such Proceeding, without UBS Securities' prior written consent. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Securities' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Securities in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED



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

STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,


                                          PIONEER INVESTMENT MANAGEMENT, INC.



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:



Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC



By:
    -----------------------------------
    Name:  Todd A. Reit
    Title: Managing Director



By:
    -----------------------------------
    Name:  John Key
    Title: Executive Director



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